    As filed with the Securities and Exchange Commission on January 9, 2001


                                                      Registration No. 333-77529
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                               Amendment No. 3 to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         DELAWARE                                                   06-1118515
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR                  (I.R.S. EMPLOYER IDENTIFICATION NO.)
                       ORGANIZATION)

                               48 MONROE TURNPIKE
                               TRUMBULL, CT 06611
                                 (203) 459-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                            DANIEL N. GREGOIRE, ESQ.

            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           OXFORD HEALTH PLANS, INC.
                               48 MONROE TURNPIKE
                               TRUMBULL, CT 06611
                                 (203) 459-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           -------------------------

                                   COPIES TO:

                    DANIEL DUNSON, ESQ.                                         PAUL J. SHIM, ESQ.
                    SULLIVAN & CROMWELL                                  CLEARY, GOTLIEB, STEEN & HAMILTON
                     125 BROAD STREET                                            ONE LIBERTY PLAZA
                 NEW YORK, NEW YORK 10004                                    NEW YORK, NEW YORK 10006


                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
        TITLE OF SECURITIES                 AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM
               TO BE                        TO BE             OFFERING PRICE       AGGREGATE OFFERING            AMOUNT OF
            REGISTERED                    REGISTERED            PER SHARE                 PRICE           REGISTRATION FEE(1)(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock.......................       10,829,507         $17.96875(2)(3)      $194,592,703.90(2)(3)         $54,096.77
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Previously paid.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.


(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low price of Oxford Health Plans, Inc.'s common stock, par value $.01 per share, on April 23, 1999 as reported on the Nasdaq National Market.



(4)Registration fee in the amount of $189,985.01 was initially paid in connection with the filing of the original registration statement on April 30, 1999. Such registration fee also covered our cumulative preferred stock, junior subordinated debentures and warrants which are not being registered under this Amendment.

                           -------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            SUBJECT TO COMPLETION, PROSPECTUS DATED JANUARY   , 2001


                            OXFORD HEALTH PLANS LOGO


                       10,829,507 Shares of Common Stock



The shares of common stock are being offered under this prospectus by certain selling stockholders.



We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.



You should carefully read this prospectus and the prospectus supplement, if any, before you invest.



Our common stock is traded on the Nasdaq National Market under the symbol "OXHP." On January 8, 2001, the last reported sale price of our common stock was $35.25 per share. We urge you to obtain a current sale price for our common stock before you buy the common stock offered under this prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                THE DATE OF THIS PROSPECTUS IS JANUARY   , 2001

                               TABLE OF CONTENTS


Summary..........................   1
Business.........................   3
Registration Rights Agreement....   6
Use of Proceeds..................   7
Certain United States Tax
  Consequences to Non-U.S.
  Holders of Common Stock........   8
Selling Stockholders.............  12
Plan of Distribution.............  15
Validity of Securities...........  16
Experts..........................  17
Where You Can Find More
  Information....................  17
Forward-Looking Statements.......  19

                      REFERENCES TO ADDITIONAL INFORMATION

     This prospectus incorporates important business and financial information about us from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this prospectus, other than certain exhibits to those documents, by requesting them in writing or by telephone from us at the following address:

     Oxford Health Plans, Inc.
     48 Monroe Turnpike
     Trumbull, CT 06611
     Attention: Investor Relations
     Telephone: (203) 459-6000

     YOU WILL NOT BE CHARGED FOR ANY OF THE DOCUMENTS THAT YOU REQUEST.


     See "Where You Can Find More Information" on page 17.

                                    SUMMARY

     This brief summary highlights selected information from this prospectus and documents we have incorporated in this prospectus by reference. It does not contain all of the information that is important to you. We urge you to read carefully the entire prospectus, the documents incorporated in this prospectus by reference and the other documents to which this prospectus refers, including our consolidated financial statements and the notes to those consolidated financial statements which are incorporated in this prospectus by reference.

                           OXFORD HEALTH PLANS, INC.


     Oxford Health Plans, Inc. was incorporated under the laws of the State of Delaware on September 17, 1984. We are a health care benefit company currently providing health care benefit plans primarily in New York, New Jersey and Connecticut. Our product line includes:


     - traditional health maintenance organizations which require the member to choose a health care provider from the network of providers under contract with us;


     - traditional indemnity health insurance plans;


     - health care benefit plans for Medicare beneficiaries;

     - health care benefit plans, known as point-of-service plans, which provide the member with the option of using a provider who is under contract with us or one who is not under contract with us;


     - health care benefit plans for individuals; and


     - administrative services for groups that provide their own health care insurance, known as self-funded plans.

     We offer our products primarily through our health maintenance organization subsidiaries, Oxford Health Plans (NY), Inc., Oxford Health Plans (NJ), Inc. and Oxford Health Plans (CT), Inc., and through Oxford Health Insurance, Inc., our health insurance subsidiary.

     Our principal executive offices are located at 48 Monroe Turnpike, Trumbull, CT 06611, and our main telephone number is (203) 459-6000.

                            SECURITIES BEING OFFERED


     This prospectus covers the offer and sale of 10,829,507 shares of common stock, par value $.01 per share.



     We issued the common stock offered hereby, which we sometimes refer to as the "offered common stock," in a private placement on December 22, 2000 to the selling stockholders named on page 14 in exchange for a combination of our warrants and preferred stock previously issued in a private placement on May 13, 1998 and pursuant to a share exchange agreement on February 13, 1999. See "Selling Stockholders" on Page 12. We made the private placement of the common stock offered hereby pursuant to an exchange and repurchase agreement, dated as of October 25, 2000, among Oxford, the selling stockholders and certain other investors. The exchange and repurchase agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.



Selling Stockholders............    The offered common stock may be offered and
                                    sold by the selling stockholders named on page 14. We will not receive any proceeds from the sales of the offered common stock by the selling stockholders.



Shelf Registration Statement....    Under the registration rights agreement,
                                    dated as of February 23, 1998, among us and TPG Partners II, one of the selling stockholders and certain other permitted assigns of TPG Partners II, including the other selling stockholders, we have agreed to use our reasonable best efforts to keep effective a shelf registration statement under which the offered common stock, which we sometimes refer to as the "registrable securities," may be offered and sold.
                                    Generally, we are required to keep the shelf registration statement effective until:


                                         - 10 years after the date it is first
                                           declared effective; or


                                         - if earlier, the date that all
                                           registrable securities have been sold
                                           under the shelf registration
                                           statement or the date on which all of
                                           the selling stockholders are
                                           permitted to sell their registrable
                                           securities without registration under
                                           Rule 144(k) under the Securities Act.



                                    Generally, we intend the shelf registration statement to permit the selling stockholders named in this prospectus to resell the registrable securities from time to time. Purchasers of the registrable securities offered by means of this prospectus will not have any rights under the registration rights agreement, although, once sold under the shelf registration statement, the registrable securities should be freely tradeable except by purchasers who are our "affiliates" or are "underwriters" of the registrable securities for purposes of the Securities Act. We have filed the shelf registration statement of which this prospectus is a part with the Securities and Exchange Commission in order to meet our obligations under the registration rights agreement.


Trading.........................    Our common stock currently trades on the
                                    Nasdaq National Market under the symbol
                                    "OXHP."

                                    BUSINESS


GENERAL


     We provide health care benefit plans through our HMO and insurance subsidiaries primarily in New York, New Jersey and Connecticut. Our product line includes:

     - traditional health maintenance organizations which require the member to choose a health care provider from the network of providers under contract with us;


     - traditional indemnity health insurance;


     - health care benefit plans for Medicare beneficiaries;

     - health care benefit plans, known as point-of-service plans, which provide the member with the option of using a provider who is under contract with us or one who is not under contract with us;


     - health care benefit plans for individuals; and


     - administrative services for groups that provide their own health care insurance, known as self-funded plans.

     We distribute our products through several different internal channels, including direct sales representatives, business representatives, inbound telemarketing representatives and executive account representatives, as well as through external insurance agents, brokers and consultants.


     As of the date of this prospectus, we had a network of more than 53,000 providers under contract with us. The majority of the primary care physicians, specialists and hospitals in our network have contracted directly with us. We also have contracts with groups of providers such as physician hospital organizations, individual practice associations and other physician groups. We have entered into risk transfer agreements for the provision of health benefits to some of our Medicare beneficiaries as well as for pharmacy benefits management and laboratory and radiology services and we continue to seek to enter into similar arrangements for services.



     For a fuller description of our business, including the risks involved in our business, refer to our most recently filed annual and quarterly reports which, as of the date of this prospectus, are our Form 10-K for the year ended December 31, 1999, and our Form 10-Q for the quarter ended September 30, 2000 which are incorporated into this prospectus by reference.



RECENT DEVELOPMENTS



  PURCHASE AND RETIREMENT OF OUR 11% SENIOR NOTES DUE 2005



     On December 21, 2000, we acquired all of our outstanding 11% Senior Notes due 2005 with an aggregate outstanding principal amount of $193,535,000 for an aggregate purchase price in cash of $215,880,292 pursuant to our Offer to Purchase and Consent Solicitation Statement, dated November 22, 2000. The primary purpose of the repurchase of these notes was to eliminate certain restrictive covenants in the indenture governing the notes.

  EXCHANGE AND REPURCHASE OF OUR PREFERRED STOCK AND WARRANTS



     The following summarizes certain provisions of the exchange and repurchase agreement, dated as of October 25, 2000, between us and the investors. This summary is not complete and is subject to, and qualified in its entirety by reference to, the exchange and repurchase agreement, a copy of which is on file with the SEC.



     On October 25, 2000, we entered into an exchange and repurchase agreement with the holders, who we sometimes refer to as, the "investors", of all of the outstanding shares of our Series D cumulative preferred stock and Series E cumulative preferred stock, and all of our outstanding Series A warrants and Series B warrants. Pursuant to the exchange and repurchase agreement, on December 22, 2000, we acquired from the investors all of the outstanding shares of Series D and E cumulative preferred stock and all Series A and B Warrants for an aggregate payment of $220 million in cash and the issuance of 10,986,455 shares of our common stock to the investors, of which 10,829,507 are being offered under this prospectus. Immediately following the exchange and repurchase, pursuant to the terms of the exchange and repurchase agreement, the investment agreement, dated as of February 23, 1998, between us and TPG Oxford LLC, as amended, pursuant to which the investors had purchased our cumulative preferred stock and Series A and B warrants terminated except for certain indemnification provisions which survived. The investment agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.



  OUR NEW CREDIT FACILITIES



     On December 22, 2000, we entered into a credit agreement with a group of lenders including Credit Suisse First Boston and Bankers Trust Company. The credit agreement provides for senior credit facilities, lead arranged by Credit Suisse First Boston and Deutsche Bank Securities, Inc. The maximum amount which may be advanced under the senior credit facilities is $250.0 million. We have used $175.0 million of the proceeds from the credit facilities, together with existing cash on hand, to make cash payments to the investors pursuant to the exchange and repurchase transactions as described above, and intend to use the balance of the loan proceeds for general corporate purposes.



     The credit facilities provided to us consist of a term loan facility and a revolving credit facility. The term loans are in an original principal amount of $175.0 million and mature on June 30, 2006. The term loan facility was made available in a single borrowing concurrently with the consummation of the exchange and repurchase transactions described above. Under the term loan facility, we are scheduled to make principal payments in increasing amounts on a quarterly basis beginning on March 31, 2001. Once we repay the term loans, we may not re-borrow any funds under the term loan facility.



     The revolving credit facility is in an original amount of $75.0 million and matures on December 31, 2005 and under certain circumstances prior to that date. The revolving credit facility will be automatically reduced to $50.0 million on January 1, 2005. No revolving loans were made on the consummation of the exchange and repurchase transactions described above. We may use a portion of the revolving credit facility in an amount of up to $5.0 million as a swing line facility and up to $20.0 million of the facility may be used for Letters of Credit.



     Guaranty and Security. One of our subsidiaries, Oxford Benefit Management, Inc. guarantees the credit facilities. In addition, the credit facilities are secured by a first-priority perfected lien on all of our property and assets including those of Oxford Benefit

Management, Inc., including the capital stock (or similar equity interests) of our HMO subsidiaries. The principal subsidiaries have not guaranteed the facilities nor have they pledged any assets.



     Interest. At our option, the term loans and the revolving loans bear interest at either (i) the Base Rate plus the Applicable Base Rate Margin or
(ii) the LIBO Rate plus the Applicable LIBOR Margin. The Base Rate means the higher of Credit Suisse First Boston's prime lending rate, as in effect from time to time, or the rate which is 1/2 of 1% in excess of the federal funds effective rate, as published by the Federal Reserve Bank of New York, from time to time. LIBO Rate means the rate per annum determined by reference to the British Bankers' Association Interest Settlement Rates for deposits in U.S. dollars. The Applicable Base Margin and the Applicable LIBOR Margin means a percentage per annum ranging from 1.50% to 2.25% for revolving loans at the Base Rate, 2.25% to 2.75% for term loans at the Base Rate, 2.50% to 3.25% for revolving loans at the LIBO Rate and 3.25% to 3.75% for term loans at the LIBO Rate, depending on our credit rating at the time of the determination of the relevant interest rate. Swing line loans bear interest at the Base Rate plus the Applicable Base Rate Margin for revolving loans minus 0.50% per annum. We initially borrowed funds under the credit facility at an annual interest rate determined by reference to the Base Rate and the Applicable Base Rate Margin.



     After the occurrences and during the continuation of an event of default, interest will accrue at the applicable interest rate plus an additional two percentage points (2.00%) per annum and will be payable on demand.



     Prepayments and Commitment Reductions. We may voluntarily prepay the term loans or reduce the revolving credit commitment in whole or in part without premium or penalty other than certain break funding costs.



     We must prepay the loans under the credit facilities and/or the commitments under the revolving credit facility will be reduced (with the exception of certain ordinary course of business transactions and other limited exceptions and basket amounts) in amounts equal to:



     - Asset Sale Proceeds: 100% of the net after-tax cash proceeds of the sale or other disposition of any property or assets of Oxford or any of our non-regulated subsidiaries which proceeds are not utilized within 364 days of receipt to make investments permitted under the credit agreement;



     - Proceeds of Equity Offerings: 50% of the net cash proceeds received from the issuance of equity securities, other than proceeds received from the exercise of employee, director and contractor stock options, of Oxford or any of our non-regulated subsidiaries;



     - Proceeds of Debt Issuances: 100% of the net cash proceeds received from certain issuances of debt securities by Oxford or any of our non-regulated subsidiaries;



     - Excess Cash Flow: 50% of excess cash flow of Oxford for each fiscal quarter commencing with the first fiscal quarter ending June 30, 2001;



     - Change of Control: 101% of the principal amount of all outstanding loans.



     Also, at such time as we make settlement payments in respect of certain pending securities litigation proceedings, the revolving credit facility commitments will be permanently reduced to an amount equal to the sum of $50.0 million plus the then outstanding credit extensions under the revolving credit facility, less our cash in excess of

$35 million determined on a pro forma basis after giving effect to the making of such settlement payments, and will be further permanently reduced from time to time thereafter to the extent of any repayment or reduction of such outstanding credit extensions thereunder. The mandatory reductions and the scheduled reductions to the revolving credit facility will not reduce the revolving credit facility commitments below $50.0 million.



     Covenants. Under the credit agreement, we are subject to customary affirmative and negative covenants, including but not limited to limitations on other indebtedness, liens, investments, guarantees, restricted junior payments, mergers and acquisitions, sales of assets, capital expenditures, leases and transactions with our affiliates, as well as financial performance covenants, including



     - a maximum leverage ratio;



     - a minimum interest coverage ratio;



     - a minimum consolidated net worth requirement;



     - maximum consolidated capital expenditures; and



     - minimum statutory net worth requirements for regulated subsidiaries.



     The credit agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.


                         REGISTRATION RIGHTS AGREEMENT


     The following summarizes certain provisions of the registration rights agreement, dated as of February 23, 1998, among us and TPG Partners II, one of the selling stockholders and certain other permitted assigns of TPG Partners II, including the other selling stockholders. This summary is not complete and is subject to, and qualified in its entirety by reference to, the registration rights agreement, a copy of which is on file with the SEC.



     We are a party to a registration rights agreement with TPG Partners II, one of the selling stockholders and the permitted assigns, including the other selling stockholders. Under the registration rights agreement, we have agreed to use our reasonable best efforts to keep effective a shelf registration statement at our expense, covering offers and sales of the offered common stock. We sometimes refer to the securities covered by the registration rights agreement generally as the "registrable securities." We filed the shelf registration statement of which this prospectus is a part with the SEC to comply with our obligations under the registration rights agreement. Under the registration rights agreement, we are required to keep the shelf registration statement effective until 10 years after the date it is declared effective or, if earlier, the date that all offered common stock has been sold under the shelf registration statement or on which all of the selling stockholders are permitted to sell their offered common stock without registration pursuant to Rule 144(k) under the Securities Act.



     We will provide each selling stockholder with copies of this prospectus, notify each holder when the shelf registration statement has been declared effective and take other actions described in the registration rights agreement as are required to permit unrestricted sales of the offered common stock. A holder that sells registrable securities under the shelf registration statement is required to be named as a selling securityholder in this prospectus and to deliver this prospectus to purchasers. Those holders also will be subject to certain civil liability provisions under the Securities Act in connection with these sales and are bound by the provisions of the registration rights agreement, including certain indemnification obligations. We have agreed to indemnify the selling stockholders against certain liabilities (and to contribute to payments in respect of those liabilities), including liabilities arising under the Securities Act. See "Plan of Distribution" on page 15.


     If we file a registration statement under the Securities Act for an underwritten offering of our securities for our own account or for the account of holders, or if we offer securities convertible into or exchangeable for any of our equity securities, the holders of registrable securities have agreed, if requested, not to publicly sell or distribute any securities that are the same as or similar to those being registered by us in connection with their sale, or any securities convertible or exchangeable or exercisable for any such securities, during the period beginning seven days before and ending no more than 90 days after the effective date of the registration statement filed by us.

     We have agreed, in the case of an underwritten offering of registrable securities, if requested, not to effect any public sale or distribution of any securities the same as or similar to those registrable securities being sold in the underwritten offering, or any securities convertible into or exchangeable or exercisable for securities that are the same as or similar to those registrable securities being sold, during the period beginning seven days before and ending no more than 90 days after the date of the related underwriting agreement.

     Purchasers of the registrable securities offered by means of this prospectus will not have any rights under the registration rights agreement. Once sold under the registration statement, the registrable securities should be freely tradeable except by purchasers that are our "affiliates" or are "underwriters" of the registrable securities for purposes of the Securities Act.

                                USE OF PROCEEDS


     We will not receive any proceeds from any sale by selling stockholders of shares of common stock offered by this prospectus.

                     CERTAIN UNITED STATES TAX CONSEQUENCES


                      TO NON-U.S. HOLDERS OF COMMON STOCK



     This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock by a non-U.S. holder. It is the opinion of Sullivan & Cromwell, our counsel. You are a non-U.S. holder if you are, for United States federal income tax purposes:



     - a nonresident alien individual,



     - a foreign corporation,



     - a foreign partnership, or



     - an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.



     This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.



You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.



DIVIDENDS



     Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:



     - a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or



     - in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.



If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

     If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:



     - you are a non-United States person, and



     - the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.



"Effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.



     If you are a corporate non-U.S. holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.



GAIN ON DISPOSITION OF COMMON STOCK



     If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:



     - the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,



     - you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or



     - we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the common stock and you are not eligible for any treaty exemption.



     If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.



     We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.



FEDERAL ESTATE TAXES



     Common stock held by a non-U.S. holder at the time of death will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING



     If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:



     - dividend payments and



     - the payment of the proceeds from the sale of common stock effected at a United States office of a broker,



as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:



     - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:



        - a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or



        - other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or



     - you otherwise establish an exemption.



     Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:



     - the proceeds are transferred to an account maintained by you in the United States,



     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or



     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,



unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.



     In addition, a sale of common stock will be subject to information reporting, but not backup withholding, if it is effected at a foreign office of a broker that is:



     - a United States person,



     - a controlled foreign corporation for United States tax purposes,



     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or



     - a foreign partnership, if at any time during its tax year:



        - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or



        - such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.



     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

                              SELLING STOCKHOLDERS



     This section sets forth information with respect to each selling stockholder for whom we are registering shares of our common stock for offer and sale to the public under the registration statement of which this prospectus is a part.



     In addition to the information included in this section, if shares of common stock are offered by a selling stockholder under this prospectus, a prospectus supplement, if required, will include the following information:



     - the amount of shares of common stock to be offered for the selling stockholder's account;



     - the amount of shares of common stock to be owned by the selling stockholder after completion of the offering; and



     - the percentage of the common stock, if one percent or more, to be owned by the selling stockholder after completion of the offering.



     Under an investment agreement, dated as of February 23, 1998, the selling stockholders named in this prospectus and certain other investors purchased shares of our Series A preferred stock, shares of our Series B preferred stock and Series A and Series B warrants. The investment agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. On February 13, 1999, we entered into a share exchange agreement with the selling stockholders to redistribute the total amount of the dividends payable among the shares of Series A preferred stock and Series B preferred stock. Under the share exchange agreement, all shares of Series A preferred stock owned by the selling stockholders were exchanged for shares of Series D cumulative preferred stock, and all shares of Series B preferred stock owned by the selling stockholders were exchanged for shares of Series E cumulative preferred stock. On February 29, 2000, we repurchased some shares of Series E cumulative preferred stock and Series D cumulative preferred stock from the selling stockholders. Such repurchased shares of preferred stock were canceled. On May 13, 2000 we issued additional shares of Series D cumulative preferred stock as a dividend to existing holders of the Series D cumulative preferred stock.



     On October 25, 2000 we entered into the exchange and repurchase agreement with the selling stockholders and the other holders of the Series D and Series E cumulative preferred stock and the Series A and Series B warrants, under which, on December 22, 2000, we repurchased from the selling stockholders, and the other holders of these securities, certain of the outstanding Series D cumulative preferred stock and the Series A warrants for a cash payment and exchanged all remaining outstanding Series D and Series E cumulative preferred stock and warrants for our common stock, by the exercise by the selling stockholders, and the other holders, of certain of the warrants and the delivery to us by such selling stockholders, and the other holders, of the preferred stock in payment of the exercise price of the warrants. The selling stockholders received a total of 10,829,507 shares of common stock pursuant to this transaction.



     As of the date of this prospectus, the selling stockholders held a total of 10,829,507 shares of common stock.



     Under the investment agreement, we agreed to increase the number of our directors to a minimum of 11 directors and a maximum of 13 directors and to appoint Norman C. Payson, M.D., as our chief executive officer and as a director. We also agreed that TPG Partners II and its affiliates would be entitled to nominate four directors to our board of directors, subject to adjustment based on the number of warrants and warrant stock beneficially owned by TPG Partners II and its affiliates. Dr. Payson was elected chief executive officer and joined our board of directors in May 1998. David Bonderman, Jonathan J. Coslet and James G. Coulter were nominated by TPG Partners II and its affiliates pursuant to the investment agreement and joined our board of directors in May 1998. Kent J. Thiry was also nominated by TPG Partners II and its affiliates pursuant to the investment agreement and joined our board of directors in August 1998. This entitlement of TPG Partners II and its affiliates to nominate directors to our board was terminated on December 22, 2000, under the terms of the exchange and repurchase agreement.



     Mr. Bonderman is a director and president of TPG Advisors II, Inc., Mr. Coulter is a director and vice president of TPG Advisors II, Inc., and Mr. Coslet is an executive of TPG Advisors II, Inc. TPG Advisors II, Inc. is the general partner of TPG GenPar II, L.P., which is the general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., each a selling stockholder.



     In connection with the investment agreement, we also entered into the registration rights agreement pursuant to which we agreed to register the offered common stock under the Securities Act for offer and sale by the selling stockholders and to certain holders to whom they may transfer those securities. For a summary of certain provisions of the registration rights agreement, see "Registration Rights Agreement" on page 6.



     Immediately following the exchange and repurchase, pursuant to the terms of the exchange and repurchase agreement the investment agreement terminated except for certain indemnification provisions which survived.



     We have filed with the SEC under the Securities Act a shelf registration statement on Form S-3, of which this prospectus is a part, with respect to the offer and sale of the shares of common stock covered by this prospectus. We have agreed, among other things, to bear certain expenses in connection with the registration and sale of the securities being offered by the selling stockholders. For more information regarding these expenses, see "Plan of Distribution" beginning on page 15.

     The following table provides the name of each selling stockholder and the number of shares of offered common stock held by each selling stockholder as of the date of this prospectus. All of these securities have been registered for offer and sale under the shelf registration statement of which this prospectus is a part.



                                                              NUMBER OF SHARES
                                                                 OF OFFERED
NAME OF BENEFICIAL OWNER                                      COMMON STOCK HELD
------------------------                                      -----------------
TPG Partners II, L.P........................................      7,495,758
TPG Parallel II, L.P. ......................................        511,530
TPG Investors II, L.P. .....................................        781,885
Chase Equity Associates, L.P................................        470,847
DLJ Merchant Banking Partners II, L.P.......................        790,932
DLJ Merchant Banking Partners II-A, L.P.....................         31,498
DLJ Offshore Partners II, C.V...............................         38,893
DLJ Diversified Partners, L.P...............................         46,241
DLJ Diversified Partners-A, L.P.............................         17,172
DLJMB Funding II, Inc.......................................        140,426
DLJ Millennium Partners, L.P................................         12,788
DLJ Millennium Partners-A, L.P..............................          2,494
DLJ EAB Partners, L.P.......................................          3,550
UK Investment Plan 1997 Partners............................         20,926
DLJ ESC II L.P..............................................        171,884
DLJ First ESC, L.P..........................................          1,521
DLJ Capital Corporation.....................................          4,170
Sprout Growth II, L.P.......................................        192,465
The Sprout CEO Fund, L.P....................................          3,183
Sprout Capital VIII, L.P....................................         86,143
Sprout Venture Capital, L.P.................................          5,201
Total.......................................................     10,829,507

                              PLAN OF DISTRIBUTION


     As of the date of this prospectus, the selling stockholders held the shares of offered common stock covered by this prospectus. As used in the rest of this section of this prospectus, the term "selling stockholders" includes the selling stockholders named in the table under "Selling Stockholders" beginning on page 12 of this prospectus and some of their pledgees, donees, transferees or other successors in interest selling securities received from a named selling stockholder after the date of this prospectus. The shares of offered common stock covered by this prospectus are referred to in this section as the "registrable securities." The selling stockholders may offer and sell, from time to time, some or all of the registrable securities under this prospectus. The selling stockholders may also offer and sell the registrable securities other than pursuant to the registration statement of which this prospectus is a part in the event that an exemption from the registration requirements of the Securities Act is available for such offers and sales. We have registered the registrable securities for offer and sale by the selling stockholders so that the registrable securities will be freely tradeable by them. Registration of the registrable securities does not mean, however, that the registrable securities necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling stockholders of the registrable securities. We will pay all costs, expenses and fees in connection with the registration of the registrable securities, including fees of our counsel and accountants, fees payable to the SEC, listing fees and the reasonable fees and disbursements of one law firm selected as counsel for the selling stockholders in connection with the registration. The selling stockholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the registrable securities.



     The selling stockholders may sell the registrable securities from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price, at prices subject to change or at negotiated prices, by a variety of methods, including the following:


     - on markets where our securities are traded or on an exchange in accordance with the rules of the exchange;

     - in privately negotiated transactions;

     - through broker-dealers, which may act as agents or principals;

     - in a block trade in which a broker-dealer will attempt to sell a block of registrable securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - through one or more underwriters on a firm commitment or best-efforts basis;

     - directly to one or more purchasers;

     - through agents;

     - through option transactions, forward contracts, equity swaps or other derivative transactions relating to the registrable securities;

     - through short sales of the registrable securities;

     - in any combination of the above; or

     - by any other legally available means.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:


     - purchases of the registrable securities by a broker-dealer as principal and resales of the registrable securities by the broker-dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions; or

     - transactions in which the broker-dealer solicits purchasers.


     If we or the selling stockholders enter into a material arrangement with any underwriter, broker, dealer or other agent for the sale of any registrable securities through a secondary distribution or a purchase by a broker or dealer, or if we or the selling stockholders make other material changes in the plan of distribution of the registrable securities, we will file a prospectus supplement, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. If we or the selling stockholders use an underwriter or underwriters in the sale of registrable securities, we and the selling stockholders expect to execute an underwriting agreement with the underwriter or underwriters at the time an agreement for the sale is reached. We will set forth the underwriter or underwriters with respect to an underwritten offering of registrable securities and the other material terms and conditions of the underwriting in a prospectus supplement relating to such offering and, if we or the selling stockholders use an underwriting syndicate, we will set forth the managing underwriter or underwriters on the cover of the prospectus supplement. In connection with the sale of registrable securities, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of registrable securities for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.



     The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the registrable securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the registrable securities by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders and each person or entity which participates as or may be deemed to be an underwriter in the offering or sale of the selling stockholders' registrable securities against certain liabilities (and to contribute to payments in respect of those liabilities), including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving offers or sales of the registrable securities against certain liabilities, including liabilities arising under the Securities Act.


                             VALIDITY OF SECURITIES


     The validity of the shares of common stock offered hereby will be passed upon for us by Sullivan & Cromwell, New York, New York.

                                    EXPERTS


     The consolidated financial statements of Oxford Health Plans, Inc. at December 31, 1999 and 1998 and for each of the years in the two-year period ended December 31, 1999, included in Oxford Health Plans, Inc.'s annual report on Form 10-K for the year ended December 31, 1999, which is incorporated in this prospectus by reference, have been audited by Ernst & Young LLP, independent auditors, and for the year ended December 31, 1997, by KPMG LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated in this prospectus by reference. These consolidated financial statements are incorporated in this prospectus by reference in reliance upon such reports given on the authority of these firms as experts in accounting and auditing.



     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2000 and 1999, the three-month and six-month periods ended June 30, 2000 and 1999 and the three-month and nine-month periods ended September 30, 2000 and 1999 incorporated by reference in this prospectus, Ernst & Young LLP has reported that it has applied limited procedures in accordance with professional standards for a review of such information. Ernst & Young LLP's separate reports, included in Oxford Health Plans, Inc.'s quarterly report on Form 10-Q for the quarter ended March 31, 2000 with respect to the unaudited financial information as of March 31, 2000 and the three-month periods ended March 31, 2000 and 1999. Oxford Health Plans, Inc.'s quarterly report on Form 10-Q for the quarter ended June 30, 2000 with respect to the unaudited financial information as of June 30, 2000 and the three-month and six-month periods ended June 30, 2000 and 1999, and Oxford Health Plans, Inc.'s quarterly report on Form 10-Q for the quarter ended September 30, 2000 with respect to the unaudited financial information as of September 30, 2000 and the three-month and nine-month periods ended September 30, 2000 and 1999, and incorporated in this prospectus by reference, state that it did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on its reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.


                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the common stock. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about Oxford and the securities offered in this prospectus, you should refer to the registration statement and its exhibits.


     You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     Our principal executive offices are located at 48 Monroe Turnpike, Trumbull, CT 06611, and our main telephone number is (203) 459-6000.

     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 24, 2000;


     - Our Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2000, filed on April 28, 2000, for the three-month and six-month periods ended June 30, 2000, filed on July 28, 2000 and for the three-month and nine-month periods ended September 30, 2000, filed on October 27, 2000, as amended;



     - Our Registration Statements on Form S-8 filed on March 24, 2000 and August 3, 2000;



     - Our Current Reports on Form 8-K filed on January 5, 2000, February 24, 2000, March 1, 2000, March 20, 2000, April 26, 2000, May 17, 2000, as
       amended May 26, 2000, July 27, 2000 and October 26, 2000 and December 27, 2000; and


     - The description of our common stock contained in the Registration Statement on Form 8-A dated August 1, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

     We also are incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934.

     We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

     Investor Relations
     Oxford Health Plans, Inc.
     48 Monroe Turnpike
     Trumbull, CT 06611
     (203) 459-6000

                           FORWARD-LOOKING STATEMENTS


     Some statements and information contained in this prospectus are not historical facts, but are "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995. We wish to caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of risks that we face, including those risks set forth in our annual report on Form 10-K for the year ended December 31, 1999, under the heading "Cautionary Statement Regarding Forward-Looking Statements", and any risks set forth in any prospectus supplement. These forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "may," "will," "would," "could," "should," or "anticipates" or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements concerning future results of our operations or financial position.

------------------------------------------------------
------------------------------------------------------


     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SHARES OF OFFERED COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE HEREOF.


                           -------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................    1
Business..............................    3
Registration Rights Agreement.........    6
Use of Proceeds.......................    7
Certain United States Tax Consequences
  to Non-U.S. Holders of Common
  Stock...............................    8
Selling stockholders..................   12
Plan of Distribution..................   15
Validity of Securities................   16
Experts...............................   17
Where You Can Find More Information...   17
Forward-Looking Statements............   19


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                           [OXFORD HEALTH PLANS LOGO]


                             Shares of Common Stock

                                 -------------
                                   Prospectus
                                 -------------
                                               , 2001
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered are:


Registration Fee..........................................  $189,985.01
Fees and Expenses of Accountants..........................   107,000.00
Fees and Expenses of Counsel..............................   200,000.00
Blue Sky Fees and Expenses................................            0
Printing and Engraving Expenses...........................   150,000.00
Rating Agency Fees........................................            0
Agent's Fees..............................................            0
Miscellaneous.............................................            0
                                                            -----------
          Total...........................................  $646,985.01
                                                            ===========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of Oxford in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of Oxford. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

     Article Eighth of the Second Amended and Restated Certificate of Incorporation, as amended, of Oxford provides that Oxford shall indemnify its officers and directors to the fullest extent permitted by law. Article Ninth of the Second Amended and Restated Certification of Incorporation, as amended, of Oxford provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of Oxford shall not be liable to Oxford or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 6.4 of the Amended and Restated By-laws of Oxford states:

     "Section 6.4. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, including any action instituted by or on behalf of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses incurred by any such person in defending any such actions, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expense if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. To the extent permitted by Delaware law, the Board may cause the Corporation to indemnify and reimburse other employees of the Corporation as it deems appropriate. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation, which imposes duties on, or involves services by, such director or officer with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation."

     Section 145 of the Delaware General Corporation Law permits the indemnification provided for by the above by-law provision. The statute further permits Oxford to insure itself for such indemnification.

     Oxford maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for Oxford with respect to any payments which it becomes obligated to make to such persons under the foregoing by-law and statutory provisions.

ITEM 16.  EXHIBITS


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 2       Investment Agreement, dated February 23, 1998, between
         Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(r) of Oxford's Annual Report on
         Form 10-K/A for the period ended December 31, 1998 (File No.
         0-19442)
 4.1     Second Amended and Restated Certificate of Incorporation, as
         amended, of Oxford Health Plans, Inc., incorporated by
         reference to Exhibit 3(a) of Oxford's Amended Quarterly
         Report on Form 10-Q/A for the three months ended September
         30, 2000, filed on November 15, 2000 (File No. 0-19442)
 4.2     Amended and Restated By-laws of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(b) of Oxford's Annual
         Report on Form 10-K/A for the period ended December 31, 1998
         (File No. 0-19442)
 5       Opinion of Sullivan & Cromwell as to legality*
 8       Opinion of Sullivan and Cromwell as to tax matters*
10.1     Registration Rights Agreement, dated as of February 23,
         1998, between Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(s) of Oxford's
         Annual Report on Form 10-K/A for the period ended December
         31, 1998 (File No. 0-19442)
10.2     Exchange and Repurchase Agreement, dated as of October 25,
         2000, between Oxford Health Plans, Inc., TPG Partners II,
         L.P., and the other parties thereto, incorporated by
         reference to Exhibit 10 of Oxford's Amended Quarterly Report on Form 10-Q/A for the three months ended September 30,
         2000, filed on November 15, 2000 (File No. 0-19442).
10.3     Credit Agreement, dated as of December 22, 2000, among
         Oxford Health Plans, Inc., the financial institutions listed therein as Lenders, Credit Suisse First Boston, as
         Administrative Agent and the other parties thereto*
15       Letter of Ernst & Young LLP re: unaudited condensed
         consolidated interim financial information*
23.1     Consent of Ernst & Young LLP*
23.2     Consent of KPMG LLP*
23.3     Consent of Sullivan & Cromwell (included in their opinion
         filed as Exhibit 5)


-------------------------

* Filed herewith

ITEM 17.  UNDERTAKINGS

     1.  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4.  The undersigned registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on January 9, 2001.


                                          Oxford Health Plans, Inc.

                                          By: /s/ NORMAN C. PAYSON, M.D.
                                             -----------------------------------
                                             Norman C. Payson, M.D.
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                  TITLE                 DATE
---------                                                  -----                 ----

/s/ NORMAN C. PAYSON, M.D.                        Principal Executive       January 9, 2001
------------------------------------------------    Officer and Chairman
Norman C. Payson, M.D.                              of the Board

/s/ KURT B. THOMPSON                              Principal Financial       January 9, 2001
------------------------------------------------    Officer
Kurt B. Thompson

/s/ MARC M. KOLE                                  Principal Accounting      January 9, 2001
------------------------------------------------    Officer
Marc M. Kole

/s/ DAVID BONDERMAN                               Director                  January 9, 2001
------------------------------------------------
David Bonderman

/s/ JOSEPH W. BROWN, JR.                          Director                  January 9, 2001
------------------------------------------------
Joseph W. Brown, Jr.

/s/ JONATHAN J. COSLET                            Director                  January 9, 2001
------------------------------------------------
Jonathan J. Coslet

/s/ JAMES G. COULTER                              Director                  January 9, 2001
------------------------------------------------
James G. Coulter

/s/ ROBERT B. MILLIGAN, JR.                       Director                  January 9, 2001
------------------------------------------------
Robert B. Milligan, Jr.

/s/ FRED F. NAZEM                                 Director                  January 9, 2001
------------------------------------------------
Fred F. Nazem

                                                  Director                  January 9, 2001
------------------------------------------------
Benjamin H. Safirstein, M.D.

/s/ THOMAS A. SCULLY                              Director                  January 9, 2001
------------------------------------------------
Thomas A. Scully

/s/ KENT J. THIRY                                 Director                  January 9, 2001
------------------------------------------------
Kent J. Thiry

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 2       Investment Agreement, dated February 23, 1998, between
         Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(r) of Oxford's Annual Report on
         Form 10-K/A for the period ended December 31, 1998 (File No.
         0-19442)
 4.1     Second Amended and Restated Certificate of Incorporation, as
         amended, of Oxford Health Plans, Inc., incorporated by
         reference to Exhibit 3(a) of Oxford's Amended Quarterly
         Report on Form 10-Q/A for the three months ended September
         30, 2000, filed on November 15, 2000 (File No. 0-19442)
 4.2     Amended and Restated By-laws of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(b) of Oxford's Annual
         Report on Form 10-K/A for the period ended December 31, 1998
         (File No. 0-19442)
 5       Opinion of Sullivan & Cromwell as to legality*
 8       Opinion of Sullivan and Cromwell as to tax matters*
10.1     Registration Rights Agreement, dated as of February 23,
         1998, between Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(s) of Oxford's
         Annual Report on Form 10-K/A for the period ended December
         31, 1998 (File No. 0-19442)
10.2     Exchange and Repurchase Agreement, dated as of October 25,
         2000, between Oxford Health Plans, Inc., TPG Partners II,
         L.P., and the other parties thereto, incorporated by
         reference to Exhibit 10 of Oxford's Amended Quarterly Report on Form 10-Q/A for the three months ended September 30,
         2000, filed on November 15, 2000 (File No. 0-19442).
10.3     Credit Agreement, dated as of December 22, 2000, among
         Oxford Health Plans, Inc., the financial institutions listed therein as Lenders, Credit Suisse First Boston, as
         Administrative Agent and the other parties thereto*
15       Letter of Ernst & Young LLP re: unaudited condensed
         consolidated interim financial information*
23.1     Consent of Ernst & Young LLP*
23.2     Consent of KPMG LLP*
23.3     Consent of Sullivan & Cromwell (included in their opinion
         filed as Exhibit 5)


-------------------------

* Filed herewith